EXHIBIT 10.38

[***] = INFORMATION HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT ARCUS BIOSCIENCES, INC. TREATS AS PRIVATE OR CONFIDENTIAL

AMENDMENT NO. 5 TO
OPTION, LICENSE AND COLLABORATION AGREEMENT

This Amendment No. 5 (“Amendment No. 5”) to the Option, License and Collaboration Agreement, dated as of May 2, 2020, as amended November 17, 2021, May 12, 2023, January 29, 2024 and May 10, 2024 (collectively, the “Agreement”), is entered into as of November 5, 2025 (the “Amendment No. 5 Execution Date”), by and between Gilead Sciences, Inc. (“Gilead”) and Arcus Biosciences, Inc. (“Arcus”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Agreement to the extent defined therein.

WHEREAS, Gilead and Arcus entered into the Agreement, pursuant to which, among other things, Gilead and Arcus agreed to collaborate on certain New Target Programs and established the TCT Criteria for such New Target Programs;

NOW, THEREFORE, in consideration of the mutual promises and assurances contained in the Agreement and this Amendment No. 5, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.The TCT Criteria for [***] (Amendment 2, Exhibit B) is hereby replaced and superseded with the following:

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2.Entire Agreement. This Amendment No. 5, together with the Agreement (including the Appendices, Schedules and Exhibits thereto and prior amendments) and the Ancillary Agreements, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings between the Parties existing as of the Amendment No. 5 Execution Date with respect to the subject matter hereof and thereof other than decisions made by the Committees prior to the Amendment No. 5 Execution Date that are not inconsistent with this Amendment No. 5. There are no other covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth in this Amendment No. 5, this Agreement or the Ancillary Agreements. No subsequent alteration, amendment, change or addition to this Amendment No. 5 shall be binding upon the Parties unless reduced to writing and signed by an authorized representative of each Party.

3.Miscellaneous. This Amendment No. 5 shall be made part of the Agreement and governed by all of its terms (as specifically amended by this Amendment No. 5), including, without limitation, Sections 15.1(a) and (b), 15.2(a), (c) and (e), 15.3 – 15.6, 17.2, 17.4, 17.5, 17.8 – 17.13 of the Agreement which are incorporated herein by reference (treating any reference to “Agreement” therein as a reference to the Agreement as amended with this Amendment No. 5 instead). Except as specifically amended by this Amendment No. 5, the terms and conditions of the Agreement shall remain in full force and effect. This Amendment No. 5 may be executed by facsimile (including a PDF image delivered via e-mail) or electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 5 in duplicate originals by their duly authorized officers as of the Amendment No. 5 Execution Date.

ARCUS BIOSCIENCES, INC.	GILEAD SCIENCES, INC.
By: /s/ Juan C. Jaen. Ph.D.	By: /s/ Hiro Koizumi
Name: Juan C. Jaen, Ph.D.	Name: Hiro Koizumi
Title: President	Title: Vice President, Alliance Management